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                                                                    EXHIBIT 99.1

EFI FIRST QUARTER 2003 RESULTS

FOR MORE INFORMATION:                                     INVESTOR RELATIONS
Joe Cutts                                                 JoAnn Horne
Chief Financial Officer                                   Market Street Partners
Electronics For Imaging                                   415-321-2455
650-357-3500

               ELECTRONICS FOR IMAGING EXCEEDS EARNINGS ESTIMATES

                  COMPANY AFFIRMS SECOND QUARTER EPS CONSENSUS

Foster City Calif. - April 16, 2003 - Electronics For Imaging, Inc. (EFI) (NASDAQ: EFII), the world leader in imaging solutions for network printing, announced today that, for the quarter ended March 31, 2003, revenues were $85.7 million as compared to $82.9 million for the same quarter in 2002.

GAAP net income was $5.1 million or $0.09 per fully diluted share in the first quarter of 2003. This compares to $2.0 million, or $0.04 per fully diluted share, in the same period for 2002.

For the first quarter, pro forma net income was $7.0 million, or $0.13 per fully diluted share, as compared to pro forma net income of $2.7 million, or $0.05 per fully diluted share, in the same period for 2002.

As of March 31, 2003, the company's total assets were $738.9 million, up from $727.1 million reported as of December 31, 2002. Cash, short term and restricted long-term investments increased $2.0 million to $543.4 million as of March 31, 2003, from the December 31, 2002 balance of $541.4 million.

"We are pleased with our strong year over year EPS improvement resulting from our introduction of compelling new products that help printing professionals be more efficient and profitable," said Guy Gecht, Chief Executive Officer of EFI. "Our strategy of increasing our high end printing solutions, combined with encouraging early sales activity from our recent acquisition of Best, enabled us to deliver our ninth consecutive quarter of margin improvement despite the ongoing challenging business environment."

Mr. Gecht continued: "We expect that many of these new products will further our advance into our target markets in the coming year. Thus, while we are still cautious regarding the overall economic climate, we remain committed to strong year over year bottom-line growth and are comfortable that we can achieve the consensus second quarter EPS estimates and a modest sequential revenue increase."

EFI will discuss the company's financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI's website at www.efi.com.




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EFI FIRST QUARTER 2003 RESULTS

ABOUT PRO FORMA ADJUSTMENTS

To supplement our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Our pro forma net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related charges, and other non-recurring charges and gains such as the 1997 shareholder class action lawsuit as well as the tax effect of these charges. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: The statements "Company affirms second quarter EPS consensus" and "We expect that many of these new products will further our advance into our target markets in the coming year. Thus, while we are still cautious regarding the overall economic climate, we remain committed to strong year over year bottom-line growth and are comfortable that we can achieve the consensus second quarter EPS estimates and a modest sequential revenue increase" are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not necessarily limited to, the following: (1) Management's ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (2) current world wide financial/economic difficulties continue; (3) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (4) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (5) changes in the mixes of products sold leads to variations in results; (6) market acceptance of new products and contribution to EFI's revenue cannot be assured; (7) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels;
(8) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (9) competition with products internally developed by EFI's customers may result in declines in EFI sales and revenues;
(10) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (11) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (12) timely and qualitative execution in the manufacturing of products may not be assured;
(13) litigation involving intellectual property or other matters may cause a material impact in our results; and (14) other risk factors listed from time to time in the company's SEC reports. EFI undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with EFI's business, please refer to the Risk Factors section (entitled "Factors That Could Adversely Affect Performance") of EFI Corporation's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI Corporation's Investor Relations Department at 650-357-

EFI First Quarter 2003 Results


3828 or email at investor.relations@efi.com or EFI's Investor Relations website at http://www.efi.com.

ABOUT ELECTRONICS FOR IMAGING

Electronics For Imaging (www.efi.com) is the world leader in imaging solutions for network printing. EFI's industry-leading core technology offers powerful document management tools, seamless networking, high fidelity color and black-and-white output, and greater productivity and cost efficiency. EFI products support a broad range of printers, copiers, multifunction devices and mobile communications devices and printer speeds of up to 2000 ppm in color. EFI has pioneered many innovative imaging solutions, including the Fiery(R), EDOX(R), Splash(TM) and DocStream(TM) brands of print controllers, Velocity(TM) workflow software, eBeam(R) Web-enabled whiteboards and PrintMe Networks(TM) which enables anytime, anywhere printing. Best, headquartered in Germany, is a division of EFI offering an array of inkjet proofing solutions for the Graphic Arts market. Unimobile(TM) is EFI's mobile messaging solution for interactive data delivery. EFI maintains 20 offices worldwide.

NOTE TO EDITORS: EFI, Fiery, EDOX and eBeam are registered trademarks of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and/or certain other foreign jurisdictions. Command WorkStation, Fiery Scan, Fiery WebTools, Fiery FreeForm, Fiery DocBuilder Pro, PrintMe, PrintMe Networks, Splash, DocStream, Velocity and Unimobile are trademarks of Electronics For Imaging, Inc. All other trademarks mentioned in this document are the property of their respective owners. BESTColor(R) is a registered trademark of Best GmbH.

EFI FIRST QUARTER 2003 RESULTS

ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                           THREE MONTHS ENDED
                                                               MARCH, 31
                                                           2003          2002

Revenue                                                  $ 85,715      $ 82,893
Cost of revenue                                            36,228        42,103
                                                         --------      --------
          Gross profit                                     49,487        40,790
                                                         --------      --------
Research and development                                   22,810        22,403
Sales and marketing                                        14,730        12,289
General and administrative                                  4,991         5,425
Amortization of goodwill and other
acquisition-related charges                                 2,545         1,004
                                                         --------      --------
          Total operating expenses                         45,076        41,121
                                                         --------      --------
Income from operations                                      4,411          (331)
Other income                                                2,578         3,221
                                                         --------      --------
          Income before income taxes                        6,989         2,890
Provision for income taxes                                 (1,887)         (867)
                                                         --------      --------
                   Net income                            $  5,102      $  2,023
                                                         ========      ========
Shares used in per share calculation                       55,190        54,949
                                                         ========      ========
Net income per diluted common share                      $   0.09      $   0.04
                                                         ========      ========
RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
NET INCOME
Net income                                               $  5,102      $  2,023
Amortization of acquisition related charges                 2,545         1,004
Tax effect of pro forma adjustments                          (687)         (302)
                                                         --------      --------
Pro forma net income                                     $  6,960      $  2,725
                                                         ========      ========
Shares used in per share calculation                       55,190        54,949
                                                         ========      ========
Pro forma net income per diluted common share            $   0.13      $   0.05
                                                         ========      ========


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EFI FIRST QUARTER 2003 RESULTS

ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                       MARCH 31,     DECEMBER 31,
                                                         2003           2002

ASSETS

Current assets:
            Cash and cash equivalents                 $ 172,221      $ 153,905
            Short-term investments                      328,117        344,465
            Accounts receivable, net                     40,940         42,267
            Inventories, net                              5,222          4,125
            Other current assets                         20,218         18,053
                                                      ---------      ---------

                        Total current assets            566,718        562,815

Property and equipment, net                              52,575         53,187
Restricted investments                                   43,080         43,080
Goodwill                                                 48,598         43,552
Other intangible assets                                  21,167         17,386
Other assets                                              6,794          7,086
                                                      ---------      ---------

                        Total assets                  $ 738,932      $ 727,106
                                                      =========      =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
            Accounts payable                          $  18,669      $  13,067
            Accrued and other liabilities                42,148         47,353
            Taxes payable                                34,982         32,341
                                                      ---------      ---------

                        Total current liabilities        95,799         92,761
                                                      ---------      ---------

Long-term obligations, less current portion                 278            278
                                                      ---------      ---------

Stockholders' equity:
            Common stock                                    593            590
            Treasury stock                              (99,959)       (99,959)
            Additional paid-in-capital                  276,141        272,456
            Retained earnings                           466,080        460,980
                                                      ---------      ---------
                        Total liabilities and
                        stockholders' equity          $ 738,932      $ 727,106
                                                      =========      =========


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EFI First Quarter 2003 Results

ELECTRONICS FOR IMAGING, INC.
REVENUE BREAK-DOWN
(IN THOUSANDS)
(UNAUDITED)

                                               THREE MONTHS
                                                   ENDED
                                                  MARCH 31,
                                              2003         2002

REVENUE BY PRODUCT

     Stand-alone Color Servers              $38,551     $39,649
     Embedded & Chipset Color Solutions      25,928      21,726
     Digital Black-and-White Solutions        6,655      11,238
    Other Sources                            14,581      10,280
                                            -------     -------
TOTAL                                       $85,715     $82,893
                                            =======     =======

SHIPMENTS BY GEOGRAPHIC AREA

    North America                           $42,783     $44,686
    Europe                                   28,721      25,552
    Japan                                     9,717       8,755
    Rest of World                             4,494       3,900
                                            -------     -------
TOTAL                                       $85,715     $82,893
                                            =======     =======
